Preferred Apartment Communities, Inc. Announces Adjournment of Special Meeting of Stockholders Until June 17, 2022
ATLANTA, June 7, 2022--(BUSINESS WIRE)-- Preferred Apartment Communities, Inc. (NYSE: APTS) (“PAC” or the “Company”) announced that it adjourned today's Special Meeting of Stockholders (the “Special Meeting”) until June 17, 2022.
The Company today convened and then adjourned the Special Meeting to consider and vote on, among other things, a proposal to approve the all-cash acquisition of the Company by Blackstone Real Estate Income Trust, Inc. (the “Merger Proposal”) pursuant to the terms of the Agreement and Plan of Merger, dated as of February 16, 2022.
The Special Meeting is being adjourned to provide stockholders with additional time to vote on the Merger Proposal.
The required vote to approve the Merger Proposal is two-thirds (66 2/3%) of all of the votes entitled to be cast on the matter. As of June 7, 2022, approximately 63.9% of the votes entitled to be cast on the Merger Proposal had been voted, and, of these votes, approximately 99.0% had been voted in favor of the Merger Proposal. Independent leading proxy advisory firms Institutional Shareholder Services Inc. and Glass Lewis & Co. have recommended a FOR vote on the Merger Proposal.
Only stockholders of record on April 11, 2022, are entitled to and are being requested to vote. Stockholders who have already voted do not need to recast their votes unless they wish to change their votes. Stockholders who have not already voted or wish to change their vote are encouraged to do so promptly by executing a new proxy, revoking a previously given proxy or attending and voting at the meeting, as set forth in the definitive proxy statement the Company filed with the Securities and Exchange Commission (the “SEC”) on April 14, 2022 (the “Proxy Statement”).
The Special Meeting was adjourned to 11:00 a.m., Eastern Time, on June 17, 2022, via a live webcast. Stockholders may attend the Special Meeting at the website address https://www.virtualshareholdermeeting.com/APTS2022SM and by entering the control number included on the proxy card received or in the instructions that accompanied the proxy materials.
If you have any questions about the Special Meeting or need assistance voting your shares, please contact PAC’s proxy solicitor, MacKenzie Partners, Inc., by email at proxy@mackenziepartners.com or by phone at (800) 322-2885.
About Preferred Apartment Communities, Inc.
Preferred Apartment Communities, Inc. (NYSE: APTS) is a real estate investment trust engaged primarily in the ownership and operation of Class A multifamily properties, with select investments in grocery anchored shopping centers. Preferred Apartment Communities’ investment objective is to generate attractive, stable returns for stockholders by investing in income-producing properties and acquiring or originating real estate loans. As of March 31, 2022, the Company owned or was invested in 113 properties in 13 states, predominantly in the Southeast region of the United States. Learn more at www.pacapts.com.
Additional Information and Where to Find It
In connection with the proposed merger, the Company has filed relevant materials with the SEC, including the Proxy Statement. This communication is not a substitute for the Proxy Statement or for any other document that the Company may file with the SEC and send to the Company’s stockholders in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders may obtain a free copy of the Proxy Statement and other documents filed by the Company at its website, www.pacapts.com, or at the SEC’s website, www.sec.gov. The Proxy Statement and other relevant documents may also be obtained for free from the Company by directing such request to Preferred Apartment Communities, Inc., to the attention of the Corporate Secretary, 3284 Northside Parkway NW, Suite 150, Atlanta, GA 30327.
Cautionary Statement Regarding Forward Looking Statements
This communication includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact, are forward-looking statements that contain our current expectations about future results. These forward-looking statements are based on certain assumptions and expectations made by the Company, which reflect our management’s experience, estimates and perception of historical trends, current conditions and anticipated future developments. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or anticipated in the forward-looking statements. When considering these forward-looking statements, you should also keep in mind the risk factors and other cautionary statements found in the Company’s respective filings with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2021, as amended, and subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. All forward-looking statements, expressed or implied, included in this communication are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue. Except as otherwise required by applicable law, the Company disclaims any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this release. The Company claims the safe harbor protection for forward looking statements contained in the Private Securities Litigation Reform Act of 1995.
SOURCE: Preferred Apartment Communities, Inc.
Preferred Apartment Communities, Inc.
John A. Isakson 770-818-4109
Chief Financial Officer
Email: jisakson@pacapts.com

Preferred Apartment Communities, Inc.
Paul Cullen 770-818-4144
Executive Vice President-Investor Relations
Email: Investorrelations@pacapts.com